UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 23, 2009

FIRSTGOLD CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-20722	16-1400479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3108 Ponte Morino Drive, Suite 210 Cameron Park, CA	95682
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 677-5974

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On June 23, 2009 Firstgold’s two primary creditors, Platinum Long Term Growth, LLC and Lakewood Group, LLC (the “Plaintiffs”) filed a lawsuit in the United States District Court for the Southern District of New York, Case No. 09CV5714 naming Firstgold and four of its officers and employees as Defendants. In the Complaint the Plaintiffs allege securities fraud, common law fraud and negligent misrepresentations relating to information provided to the Plaintiffs by the Defendants in conjunction with the purchase of $12,000,000 principal amount of Notes and Warrants to purchase shares of Firstgold’s common stock. The claims are based on alleged misrepresentations relating to grades of gold, recovery rates and processing volume existing at the Company’s Relief Canyon Mine, located near Lovelock, Nevada. The Complaint also alleges a misrepresentation as to the nature of certain previously issued warrants to purchase Firstgold common stock.

The Defendants believe that the Plaintiffs conducted a thorough investigation of Firstgold’s business and mining assets utilizing their own extensive investment experience and independent experts prior to purchasing the Notes. Consequently, the Defendants believe the allegations to be without merit and will vigorously defend this action when and if served.

Item 9.01 Financial Statements and Exhibits

Exhibits

99.1	Press Release dated June 25, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTGOLD CORP.

Date: June 29, 2009	By:	/s/ Stephen Akerfeldt
Stephen Akerfeldt, Chief Executive Officer